Exhibit 1.1

_______________ Shares

PLURALSIGHT, INC.

CLASS A COMMON STOCK, PAR VALUE $0.0001 PER SHARE

UNDERWRITING AGREEMENT

[__________], 2018

[____________], 2018

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

c/o Morgan Stanley & Co. LLC

  1585 Broadway

  New York, New York 10036

c/o J.P. Morgan Securities LLC

  383 Madison Avenue

  New York, New York 10179

Ladies and Gentlemen:

Pluralsight, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for which you are acting as representatives (the “Representatives”), [_______________] shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of the Company (the “Firm Shares”). The Company also proposes to issue and sell to the several Underwriters not more than an additional [______________] shares of its Class A Common Stock (the “Additional Shares”), if and to the extent that you, as managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”

The shares of Class A Common Stock to be outstanding after giving effect to the sales contemplated hereby and the Reorganization Transactions (as defined herein), together with the shares of Class B common stock, par value $0.0001 per share of the Company (the “Class B Common Stock”), and Class C common stock, par value $0.0001 per share (the “Class C Common Stock”), of the Company are hereinafter referred to as the “Common Stock.”

In connection with the offering contemplated by this Agreement, the Company will become the sole managing member of Pluralsight Holdings, LLC, a Delaware limited liability company (“Pluralsight LLC”), and will directly own a [__]% membership interest in Pluralsight LLC, assuming no exercise of the option to purchase Additional Shares described in Section 2 hereof.

Any reference in this Agreement, to the extent the context requires, to the “Reorganization Transactions” shall have the meanings ascribed to the term “Reorganization Transactions” in the Prospectus (as defined below). In connection with the offering contemplated by this Agreement and the Reorganization Transactions, (a) the Company will enter into a tax receivable agreement (the “Tax Receivable Agreement”)

with certain existing holders of membership interests of Pluralsight LLC; (b) the Company will enter into an amended and restated registration rights agreement with Pluralsight LLC and certain existing holders of membership interests of Pluralsight LLC (the “Registration Rights Agreement”); (c) Pluralsight LLC has amended and restated its limited liability company agreement to provide for the reclassification of existing units of Pluralsight LLC into non-voting common units, add the Company as a member of Pluralsight LLC and designate the Company as the sole managing member of Pluralsight LLC (as so amended and restated, the “Pluralsight LLC Agreement”); and (d) the Company has amended and restated its certificate of incorporation (as so amended and restated, the “Amended and Restated Charter”).

This Agreement, the Pluralsight LLC Agreement, the Amended and Restated Charter, the Tax Receivable Agreement and the Registration Rights Agreement are collectively referred to herein as the “Transaction Documents.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement at the time of its effectiveness together with the documents and pricing information and the free writing prospectuses, if any, set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

Morgan Stanley & Co. LLC (“Morgan Stanley”) has agreed to reserve a portion of the Shares to be purchased by it under this Agreement for sale to certain authors who provide or have provided services to the Company (collectively, the “Participants”), as set forth in the Prospectus under the heading “Underwriters” (the “Directed Share Program”). The Shares to be sold by Morgan Stanley and its affiliates pursuant to the Directed Share Program, at the direction of the Company, are referred to hereinafter as the “Directed Shares”). Any Directed Shares not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

1. Representations and Warranties. Each of the Company and Pluralsight LLC, jointly and severally, represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act are pending before or, to the Company’s knowledge, threatened by the Commission.

(b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not, as of the date of such amendment or supplement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply, when filed, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4) and any Option Closing Date (as defined in Section 2), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus, as of its date, and as of the Closing Date and any Option Closing Date, does not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply, when filed, in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) Each of the Company and Pluralsight LLC has been duly incorporated or formed, as applicable, is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the State of Delaware, has the corporate or limited liability company power and authority to own or lease its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company, Pluralsight LLC and the subsidiaries of the Company or Pluralsight LLC, taken as a whole.

(e) Each significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X) of the Company and each significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X) of Pluralsight LLC has been duly organized or formed, as applicable, is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation, organization, or formation, has the corporate or limited liability company power and authority, as applicable, to own or lease its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing (to the extent such concept of good standing is applicable in such jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification (to the extent such concepts are applicable under such laws), except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company, Pluralsight LLC and the subsidiaries of the Company or Pluralsight LLC, taken as a whole; all of the issued equity interests of each significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X) of the Company and each significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X) of Pluralsight LLC have been duly and validly authorized and issued, are fully paid and non-assessable (to the extent such concepts are applicable under such laws) and are owned directly or indirectly by the Company or Pluralsight LLC, as applicable, free and clear of all liens, encumbrances, equities or claims, except as described in the Time of Sale Prospectus.

(f) This Agreement has been duly authorized, executed and delivered by the Company and Pluralsight LLC. Each of the other Transaction Documents (other than the Amended and Restated Charter and this Agreement) has been duly authorized and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute the valid and legally binding obligations of the Company and Pluralsight LLC, as applicable, enforceable in accordance with its terms, (i) subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and (ii) with respect to provisions regarding indemnity, contribution and exculpation, except to the extent such provisions may not be enforceable due to applicable law or principles of public policy.

(g) Each of the Transaction Documents conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The Reorganization Transactions conform in all material respects to the descriptions thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(h) As of the Closing Date, the authorized capital stock of the Company and the authorized membership interests of Pluralsight LLC will conform as to legal matters to the descriptions thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(i) The shares of Common Stock outstanding prior to the issuance of the Shares and the membership interests of Pluralsight LLC outstanding prior to the consummation of this offering have been duly authorized and are validly issued, fully paid and non-assessable. Except as described in or expressly contemplated by the Time of Sale Prospectus and the Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, Pluralsight LLC or any subsidiaries of the Company or Pluralsight LLC, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, Pluralsight LLC or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options.

(j) The Shares to be sold by the Company have been duly authorized and, when issued and delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights that have not been validly waived. The shares of Class B Common Stock and Class C Common Stock, respectively, to be issued by the Company pursuant to the Reorganization Transactions have been duly authorized and, when issued and delivered as provided in the Reorganization Documents, will be validly issued, fully paid and non-assessable and will conform to the respective description thereof in each of the Time of Sale Prospectus and the Prospectus, and the issuance of such shares of Class B Common Stock and Class C Common Stock will not be subject to any preemptive or similar rights that have not been validly waived. All of the membership interests of Pluralsight LLC outstanding as of the Closing Date have been duly authorized and, after giving effect to the Reorganization Transactions, will be validly issued, and to the extent owned by the Company, will be owned free and clear of any liens, encumbrances or claims.

(k) With respect to the stock options granted pursuant to the stock-based compensation plans of the Company, Pluralsight LLC and their subsidiaries (the “Stock Plans”), each grant of a stock option was made in accordance with the terms of the Stock Plans and all applicable laws and regulatory rules or requirements, including all applicable federal securities laws.

(l) The execution and delivery by the Company and Pluralsight LLC of, and the performance by the Company and Pluralsight LLC of their obligations under, each of the Transaction Documents will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation, certificate of formation, bylaws or limited liability company agreement of the Company or Pluralsight LLC, as applicable, (iii) any agreement or other instrument binding upon the Company, Pluralsight LLC or the subsidiaries of the Company or Pluralsight LLC that is material to the Company, Pluralsight LLC and the subsidiaries of the Company or Pluralsight LLC, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, Pluralsight LLC or any subsidiary of the Company or Pluralsight LLC, except that in the case of clauses (i), (iii) and (iv) above, where such contravention would not, individually or in the aggregate, reasonably be expected to have a material adverse effect (1) on the Company, Pluralsight LLC or any of their subsidiaries, taken as a whole, or (2) on the power or ability of the Company or Pluralsight LLC to perform its obligations under each of the Transaction Documents or to consummate the transactions contemplated by the Time of Sale Prospectus. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required to be obtained for the performance by the Company or Pluralsight LLC of their obligations under this Agreement, except (i) such as has previously been obtained and (ii) such as may be required by the securities or Blue Sky laws of the various states or foreign jurisdictions or the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the offer and sale of the Shares.

(m) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, management or operations of the Company, Pluralsight LLC and the subsidiaries of the Company or Pluralsight LLC, taken as a whole, from that set forth in the Time of Sale Prospectus.

(n) Neither the Company nor Pluralsight LLC is (i) in violation of its certificate of incorporation, certificate of formation, bylaws or limited liability company agreement, as applicable; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or Pluralsight LLC is a party or by which the Company, Pluralsight LLC or any of their respective subsidiaries is bound or to which any of the property of assets of the Company or Pluralsight LLC is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation or any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a material adverse effect on the Company, Pluralsight LLC and their respective subsidiaries, taken as a whole.

(o) There are no legal or governmental proceedings pending or, to the knowledge of the Company or Pluralsight LLC, threatened to which the Company, Pluralsight LLC or any of their respective subsidiaries is a party or to which any of the properties of the Company, Pluralsight LLC or any of their subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not reasonably be likely to have a material adverse effect on the Company, Pluralsight LLC and the subsidiaries of the Company or Pluralsight LLC, taken as a whole, or on the power or ability of the Company or Pluralsight LLC to perform their obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described in all material respects in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and there are no statutes, regulations, contracts or other documents to which the Company, Pluralsight LLC or any subsidiary of the Company or Pluralsight LLC is subject to or by which the Company or Pluralsight LLC or any such subsidiary is bound, that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed as required.

(p) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(q) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(r) The Company, Pluralsight LLC and their respective subsidiaries, taken as a whole, (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company, Pluralsight LLC and the subsidiaries of the Company or Pluralsight LLC, taken as a whole.

(s) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be likely to have a material adverse effect on the Company, Pluralsight LLC and the subsidiaries of the Company or Pluralsight LLC, taken as a whole.

(t) There are no contracts, agreements or understandings between the Company or Pluralsight LLC and any person granting such person the right to require the Company or Pluralsight LLC, as applicable, to file a registration statement under the Securities Act with respect to any securities of the Company or Pluralsight LLC or to require the Company or Pluralsight LLC to include such securities with the Shares registered pursuant to the Registration Statement, except as have been validly waived in connection with the issuance and sale of the Shares contemplated hereby and as have been described in the Time of Sale Prospectus.

(u) (i) None of the Company, Pluralsight LLC or any of their respective subsidiaries or controlled affiliates, nor any director or officer of the Company, Pluralsight LLC or any of their respective subsidiaries, or, to the knowledge of the Company or Pluralsight LLC, any employee, agent or representative of the Company, Pluralsight LLC or any of their respective subsidiaries or controlled affiliates, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to improperly influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company, Pluralsight LLC and their respective subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-

corruption laws and have instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) none of the Company, Pluralsight LLC or their respective subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(v) The operations of the Company, Pluralsight LLC and their respective subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company, Pluralsight LLC and their respective subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, Pluralsight LLC or their respective subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or Pluralsight LLC, threatened.

(w) (i) None of the Company, Pluralsight LLC, any subsidiaries of the Company or Pluralsight LLC, or any director, officer, or employee of the Company, Pluralsight LLC or any subsidiaries of the Company or Pluralsight LLC, or, to the Company’s or Pluralsight LLC’s knowledge, any agent, affiliate or representative of the Company, Pluralsight LLC or any subsidiaries of the Company or Pluralsight LLC, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the Crimea region of the Ukraine, Cuba, Iran, North Korea and Syria).

(ii) The Company and Pluralsight LLC will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past five years, the Company, Pluralsight LLC and their respective subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(x) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company, Pluralsight LLC and their respective subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company and Pluralsight LLC have not purchased any of their outstanding capital stock or membership interests other than from its employees or other service providers in connection with the termination of their service, as applicable, nor declared, paid or otherwise made any dividend or distribution of any kind on their capital stock or membership interests other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock or membership interests, short-term debt or long-term debt of the Company, Pluralsight LLC and their respective subsidiaries, taken as a whole, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(y) The Company, Pluralsight LLC and their respective subsidiaries, taken as a whole, have good and marketable title in fee simple to all real property and good and marketable title to all personal property (other than intellectual property, which is covered by Section 1(z) below) owned by them which is material to the business of the Company, Pluralsight LLC and their respective subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially diminish the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company, Pluralsight LLC and their respective subsidiaries, taken as a whole; and any real property and buildings held under lease by the Company, Pluralsight LLC and their respective subsidiaries, taken as a whole, are held by them under valid, subsisting and to the Company’s or Pluralsight LLC’s knowledge, enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company, Pluralsight LLC and their respective subsidiaries, taken as a whole, in each case except as described in the Time of Sale Prospectus.

(z) The Company, Pluralsight LLC and their respective subsidiaries own or possess, or can reasonably promptly acquire on commercially reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, domain names and other intellectual property rights, moral rights and other rights throughout the world (collectively, “Intellectual Property Rights”) employed by them in connection with, the business now conducted by them or as proposed to be conducted by them in the Time of Sale Prospectus (“Company Intellectual Property”), except where the failure to own, possess or acquire any of the foregoing would not result in a material adverse effect on the Company, Pluralsight LLC, and their respective subsidiaries, taken as a whole; and none of the Company, Pluralsight LLC or any their respective subsidiaries has received any written notice of infringement of or conflict with the Intellectual Property Rights of others that would reasonably be expected to result in a material adverse effect on the Company, Pluralsight LLC, and their respective subsidiaries, taken as a whole. The Company, Pluralsight LLC and their respective subsidiaries have taken all reasonable steps consistent with normal industry practice to secure exclusive ownership rights in the Company Intellectual Property from their employees, consultants, agents and contractors. There are no outstanding options, licenses or agreements of any kind relating to the Company Intellectual Property owned by the Company, Pluralsight LLC or any of their respective subsidiaries that are required to be described in the Registration Statement or the Time of Sale Prospectus and are not described in all material respects. The Company, Pluralsight LLC and their respective subsidiaries are not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Time of Sale Prospectus and are not described in all material respects. No government funding, facilities or resources of a university, college, other educational institution or research center or funding from third parties was used in the development of any Company Intellectual Property that is owned or purported to be owned by the Company, Pluralsight LLC or any of their respective subsidiaries except as would not have a material adverse effect on the Company, Pluralsight LLC and their respective subsidiaries, and no government agency or body, university, college, other educational institution or research center has any claim or right in or to any Company Intellectual Property that is owned or purported to be owned by the Company, Pluralsight LLC or any of their respective subsidiaries. The Company, Pluralsight LLC and their respective subsidiaries have used all software and other materials distributed under a “free”, “open source”, or similar licensing model (including but not limited to the GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Materials”) in compliance with all license terms applicable to such Open Source Materials, except where the failure to comply would not reasonably be expected to have a material adverse effect on the Company, Pluralsight LLC, and their respective subsidiaries, taken as a whole. None of the Company, Pluralsight LLC or any of their respective subsidiaries has used or distributed any Open Source Materials in a manner that requires or has required (i) the Company, Pluralsight LLC or any of their respective subsidiaries to permit reverse-engineering of any products or services of the Company, Pluralsight LLC or any of their respective subsidiaries, or any software code or other technology owned by the Company, Pluralsight LLC or any of their respective subsidiaries; or (ii) any products or services of the Company, Pluralsight LLC or any of their respective subsidiaries, or any software code or other technology owned by the Company, Pluralsight LLC or any of their respective subsidiaries, to be (A) disclosed or distributed in source code form, (B) licensed for the purpose of making derivative works, or (C) redistributable at no charge, except in the case of (i) and (ii) above, for the Open Source Materials themselves and otherwise such as would not have a material adverse effect on the Company, Pluralsight LLC, and their respective subsidiaries, taken as a whole.

(aa) No material labor dispute with the employees of the Company, Pluralsight LLC or any of their respective subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company or Pluralsight LLC, is imminent; and neither the Company nor Pluralsight LLC is aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company, Pluralsight LLC and their respective subsidiaries, taken as a whole.

(bb) The Company, Pluralsight LLC and each of their respective subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are prudent and customary in the businesses in which they are engaged; none of the Company, Pluralsight LLC or any of their respective subsidiaries have been refused any insurance coverage sought or applied for; and none of the Company, Pluralsight LLC or any of their respective subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company, Pluralsight LLC and the subsidiaries of the Company or Pluralsight LLC, taken as a whole, except as described in the Time of Sale Prospectus.

(cc) The Company, Pluralsight LLC and their respective subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except for such certificates, authorizations and permits, the failure of which to obtain, would not reasonably be expected to have a material adverse effect on the Company, Pluralsight LLC, and their respective subsidiaries, taken as a whole, and none of the Company, Pluralsight LLC or any subsidiaries of the Company or Pluralsight LLC has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company, Pluralsight LLC and the subsidiaries of the Company or Pluralsight LLC, taken as a whole, except as described in the Time of Sale Prospectus.

(dd) The Company, Pluralsight LLC and each of their respective subsidiaries, taken as a whole, maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States (“U.S. GAAP”) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s and Pluralsight LLC’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s or Pluralsight LLC’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s and Pluralsight LLC’s internal control over financial reporting.

(ee) Other than the Reorganization Transactions and except as described in the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(ff) The Registration Statement, the Prospectus, the Time of Sale Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, the Time of Sale Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.

(gg) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

(hh) The Company has not offered, or caused Morgan Stanley or any Morgan Stanley Entity as defined in Section 9 to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(ii) The Company, Pluralsight LLC and each of their respective subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a material adverse effect on the Company, Pluralsight LLC and their respective subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a material adverse effect on the Company, Pluralsight LLC and their respective subsidiaries, taken as a whole, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company and Pluralsight LLC), and no unpaid tax deficiency has been determined adversely to the Company, Pluralsight LLC or any of their respective subsidiaries which has had (nor do the Company, Pluralsight LLC or any of their respective subsidiaries have any notice or knowledge of any unpaid tax deficiency which could reasonably be expected to be determined adversely to the Company, Pluralsight LLC or any of their respective subsidiaries and which would reasonably be expected to have) a material adverse effect on the Company, Pluralsight LLC and their subsidiaries, taken as a whole.

(jj) The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it, and to the Company’s knowledge, its directors and officers, in their capacities as such, will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), and all rules and regulations promulgated thereunder applicable to the Company and its officers and directors at such time, and is taking steps designed to ensure that it will be in compliance, at all times, with the other provisions of the Sarbanes-Oxley Act when they become applicable to the Company after the effectiveness of the Registration Statement.

(kk) The financial statements of the Company and Pluralsight LLC included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the consolidated financial position of the Company, Pluralsight LLC and the subsidiaries of the Company and Pluralsight LLC as of the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved. The other financial information of the Company and Pluralsight LLC included in the Registration Statement, the Time of Sale Prospectus and the Prospectus have been derived from accounting or other records of the Company, Pluralsight LLC and their respective subsidiaries and presents fairly in all material respects the information shown thereby.

(ll) From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(mm) The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(nn) As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (C) any individual Written Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(oo) The Company, Pluralsight LLC and each of their respective subsidiaries have complied, and are presently in compliance with, its privacy and data and information security policies in effect from time to time, with contractual privacy and data and information security obligations and with applicable law and regulations regarding the collection, use, transfer, storage, protection, disposal and disclosure of personally identifiable information by the Company, Pluralsight LLC and their respective subsidiaries, except to the extent that the failure to do so would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company, Pluralsight LLC and their respective subsidiaries, taken as a whole. The Company, Pluralsight LLC and their respective subsidiaries, taken as a whole, have (i) taken commercially reasonable steps to protect the information technology assets and personally identifiable information within their control and (ii) have established and maintained commercially reasonable disaster recovery and security plans, procedures and facilities for the business consistent with prevalent industry practices. The information technology systems, used by the Company, Pluralsight LLC and their respective subsidiaries in their respective businesses are adequate for, and operate and perform in a manner consistent with prevalent industry practices. To the Company’s knowledge, there has been no security breach or attack in which personally identifiable information held by the Company, Pluralsight LLC or any of their respective subsidiaries, has been accessed or acquired by an unauthorized third party.

(pp) PricewaterhouseCoopers, who have certified certain financial statements of the Company, are independent public accountants as required by the Securities Act, and the rules and regulations of the Commission thereunder, and the Public Company Accounting Oversight Board (United States).

(qq) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the broadly available roadshow is not based on or derived from sources that are reliable and accurate in all material respects.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $[______] a share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to [_______________] Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $[___] a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $[____] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[___] a share, to any Underwriter or to certain other dealers.

4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at approximately 10:00 a.m., New York City time, on [________], 2018, or at such other time on the same or such other date, not later than [_________], 2018, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than [_______], 2018, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5. Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [4:00 p.m.] (New York City time) on the date hereof and that no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission.

The several obligations of the Underwriters are subject to the following further conditions:

(a) The respective representations and warranties of the Company and Pluralsight LLC contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Option Closing Date, as the case may be; and the statements of the Company, Pluralsight LLC and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Option Closing Date, as the case may be;

(b) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, and subsequent to the Closing Date and prior to the Option Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company, Pluralsight LLC or any of their respective subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, management or operations of the Company, Pluralsight LLC and the subsidiaries of the Company or Pluralsight LLC, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(c) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of each of the Company and Pluralsight LLC, to the effect set forth in Section 5(a) and Section 5(b) above and to the effect that the representations and warranties of the Company and Pluralsight LLC, respectively, contained in this Agreement are true and correct on the date hereof and as of the Closing Date and that the Company and Pluralsight LLC, as applicable, has complied with all of the agreements and satisfied all of the conditions on their respective parts to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering each such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(d) The Underwriters shall have received on the Closing Date an opinion of Wilson Sonsini Goodrich & Rosati, P.C. (“WSGR”), outside counsel for the Company and Pluralsight LLC, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(e) The Underwriters shall have received on the Closing Date an opinion of Goodwin Procter LLP (“Goodwin”), counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

With respect to Section 5(d) above and Section 5(e) above, WSGR and Goodwin may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

The opinion of WSGR described in Section 5(d) above shall be rendered to the Underwriters at the request of the Company and Pluralsight LLC and shall so state therein.

(f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain holders of shares of Common Stock or membership interests of Pluralsight LLC or any other securities convertible into or exercisable or exchangeable for Common Stock or units of Pluralsight LLC (such shares of Common Stock, units of Pluralsight LLC or such other securities collectively, the “Securities”), officers and directors of the Company and Pluralsight LLC relating to sales and certain other dispositions of Securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(h) The Reorganization Transactions shall have been completed as described in the Prospectus.

(i) As of the Closing Date:

(i) the Transaction Documents shall have been executed and delivered; and

(ii) the Amended and Restated Charter shall have been filed with the Secretary of State of the State of Delaware and shall be in full force and effect.

(j) The Underwriters shall have received, on each of the date hereof and the Closing Date, a certificate of the principal financial officer of each of the Company and Pluralsight LLC dated the date hereof and as of the Closing Date, in form and substance satisfactory to the Underwriters, containing statements and information with respect to certain information contained in the Time of Sale Prospectus and the Prospectus.

(k) The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i) certificates, dated the Option Closing Date and signed by an executive officer of each of the Company and Pluralsight LLC, confirming that the respective certificates of the Company and Pluralsight LLC delivered on the Closing Date pursuant to Section 5(c) hereof remains true and correct as of such Option Closing Date;

(ii) an opinion of WSGR dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof;

(iii) an opinion of Goodwin Procter LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(e) hereof;

(iv) a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(f) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date;

(v) a certificate of the principal financial officer of each of the Company and Pluralsight LLC dated the Option Closing Date, substantially in the same form and substance as the letters furnished to the Underwriters pursuant to Section 5(j) hereof, containing statements and information with respect to certain information contained in the Time of Sale Prospectus and the Prospectus; and

(vi) such other documents as you may reasonably request with respect to the good standing of the Company and Pluralsight LLC, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

6. Covenants of the Company and Pluralsight LLC. Each of the Company and Pluralsight LLC, jointly and severally, covenants with each Underwriter as follows:

(a) To furnish to you, without charge, one (1) signed copy of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters, subject to Section 6(b) above, and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters, subject to Section 6(b) above, and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(h) To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

(j) The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Shares within the meaning of the Securities Act and (b) completion of the Restricted Period (as defined below).

(k) If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(l) Each of the Company and Pluralsight LLC also covenants with each Underwriter that, without the prior written consent of each Representative, on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Securities, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Securities, in cash or otherwise or (3) file or submit any registration statement with the Commission relating to the offering of any Securities or (4) make any public announcement of its intention to do any of the foregoing.

(m) The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder or the transfer or redemption of Pluralsight LLC securities pursuant to the Reorganization Transactions, (b) the issuance of shares of Common Stock by the Company or membership interests in Pluralsight LLC upon the exercise of an option or warrant or the conversion or vesting of Securities outstanding on the date hereof of which the Underwriters have been advised in writing, (c) the issuance by the Company of any Securities pursuant to any incentive plan or stock ownership plan in effect on the date hereof and described in the Time of Sale Prospectus, (d) the filing by the Company of a registration statement with the Commission on Form S-8 in respect of any Securities issued under or the grant of any award pursuant to an employee benefit plan in effect on the date hereof and described in the Time of Sale Prospectus, (e) the establishment or amendment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment or amendment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period, or (f) the sale or issuance of or entry into an agreement to sell or issue Securities in connection with one or more acquisitions of businesses, products or technologies, joint ventures, commercial relationships or other strategic corporate transactions; provided that the aggregate amounts of Securities (on an as-converted, as-exercised or as-exchanged basis) that the Company or Pluralsight LLC may sell or issue or agree to sell or issue pursuant to this paragraph shall not exceed 5% of the total number of shares of Class A Common Stock of the Company issued and outstanding immediately following the completion of the transactions contemplated by this Agreement determined on a fully-diluted basis and assuming that all outstanding membership interests in Pluralsight LLC that are exchangeable for shares of Class A Common Stock are so exchanged, and provided further that each recipient of Securities pursuant to this clause (f) shall execute a lock-up agreement substantially in the form of Exhibit A hereto with respect to the remaining portion of the Restricted Period.

(n) If Morgan Stanley, in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up letter described in Section 5(g) hereof (a form of such release or waiver is set forth on Exhibit B hereto) for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.

(o) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, agree to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s and Pluralsight LLC’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum (up to a maximum amount, when taken together with the fees and disbursements of counsel for the Underwriters incurred in connection with clause (iv) of this Section 6(p), of $75,000), (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority (provided that the amount payable by the Company pursuant to subsection (iii) and the reasonable fees and disbursements of counsel to the Underwriters described in this subsection (iv) shall not exceed $75,000), (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Class A Common Stock and all costs and expenses incident to listing the Shares on The NASDAQ Global Select Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of ground transportation costs and 50% of the cost of any aircraft chartered in connection with the road show and any meetings in connection with Testing The Waters Communication, as applicable (the remaining 50% of the cost of such ground transportation and aircraft to be paid by the Underwriters), (ix) the document production charges and expenses associated with printing this Agreement, (x) all reasonable fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program, and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution”, Section 9 entitled “Directed Share Program Indemnification” and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make and lodging expenses incurred by them in connection with any “road show” and any meetings in connection with Testing The Waters Communication, as applicable.

(p) The Company will apply the net proceeds from the sale of the Shares as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the heading “Use of Proceeds”.

(q) The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock.

(r) The Company will use its best efforts to list the Shares on The NASDAQ Global Select Market.

7. Covenants of the Underwriters. Each Underwriter severally covenants with the Company and Pluralsight LLC not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8. Indemnity and Contribution. (a) The Company and Pluralsight LLC, jointly and severally, agree to indemnify and hold harmless each Underwriter, its directors and officers, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein (such information, the “Underwriter Information”).

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, Pluralsight LLC, the directors of the Company and Pluralsight LLC, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or Pluralsight LLC within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and Pluralsight LLC to such Underwriter, but only with reference to the Underwriter Information.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel chosen by the indemnifying party and reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred, documented fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, (iii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, or (iv) the indemnified party shall have reasonably concluded there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Company and Pluralsight LLC, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statements to or any admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i)

above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and Pluralsight LLC on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and Pluralsight LLC or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e) The Company, Pluralsight LLC and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company and Pluralsight LLC contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, its directors and officers, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, Pluralsight LLC, their officers or directors or any person controlling the Company or Pluralsight LLC and (iii) acceptance of and payment for any of the Shares.

9. Directed Share Program Indemnification. (a) The Company agrees to indemnify and hold harmless Morgan Stanley, each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of Morgan Stanley within the meaning of Rule 405 of the Securities Act (“Morgan Stanley Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Morgan Stanley Entities.

(b) In case any proceeding (including any governmental investigation) shall be instituted involving any Morgan Stanley Entity in respect of which indemnity may be sought pursuant to Section 9(a), the Morgan Stanley Entity seeking indemnity, shall promptly notify the Company in writing and the Company, upon request of the Morgan Stanley Entity, shall retain counsel reasonably satisfactory to the Morgan Stanley Entity to represent the Morgan Stanley Entity and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Morgan Stanley Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Morgan Stanley Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Morgan Stanley Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Morgan Stanley Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonably incurred, documented fees and expenses of more than one separate firm (in addition to any local counsel) for all Morgan Stanley Entities. Any such separate firm for the Morgan Stanley Entities shall be designated in writing by Morgan Stanley. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Morgan Stanley Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Morgan Stanley Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Morgan Stanley Entity in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of Morgan Stanley, effect any settlement of any pending or threatened proceeding in respect of which any Morgan Stanley Entity is or could have been a party and indemnity could have been sought hereunder by such Morgan Stanley Entity, unless such settlement includes an unconditional release of the Morgan Stanley Entities from all liability on claims that are the subject matter of such proceeding.

(c) To the extent the indemnification provided for in Section 9(a) is unavailable to a Morgan Stanley Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the Morgan Stanley Entity thereunder, shall contribute to the amount paid or payable by the Morgan Stanley Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause 9(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(c)(i) above but also the relative fault of the Company on the one hand and of the Morgan Stanley Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Morgan Stanley Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Directed Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Morgan Stanley Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Morgan Stanley Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d) The Company and the Morgan Stanley Entities agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Morgan Stanley Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(b). The amount paid or payable by the Morgan Stanley Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Morgan Stanley Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Morgan Stanley Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Morgan Stanley Entity has otherwise been required to pay. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e) The indemnity and contribution provisions contained in this Section 9 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Morgan Stanley Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.

10. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company and Pluralsight LLC, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or The NASDAQ Global Select Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you, the Company and Pluralsight LLC for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or Pluralsight LLC. In any such case you, the Company or Pluralsight LLC shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, pursuant to Section 10 above or because of any failure or refusal on the part of the Company or Pluralsight LLC to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or Pluralsight LLC shall be unable to perform its obligations under this Agreement, the Company and Pluralsight LLC, jointly and severally, will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares represents the entire agreement between the Company and Pluralsight LLC, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company and Pluralsight LLC acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, Pluralsight LLC or any other person, (ii) the Underwriters owe the Company and Pluralsight LLC only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company and those of Pluralsight LLC. Each of the Company and Pluralsight LLC waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14. Applicable Law. This Agreement, and any claim, controversy or dispute arising under or related thereto, shall be governed by and construed in accordance with the internal laws of the State of New York.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and Pluralsight LLC, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

17. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; in care of J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention: Equity Syndicate Desk; and if to the Company or Pluralsight LLC, shall be delivered, mailed or sent to 182 North Union Avenue, Farmington, Utah 84025.

Very truly yours,

PLURALSIGHT, INC.

By:
Name:
Title:

PLURALSIGHT HOLDINGS, LLC

By:
Name:
Title:

Accepted as of the date hereof

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

Acting severally on behalf of themselves and the

several Underwriters named in Schedule I hereto

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	J.P. Morgan Securities LLC

By:
Name:
Title:

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC
Barclays Capital Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
First Analysis Securities Corporation
SunTrust Robinson Humphrey, Inc.
Raymond James & Associates, Inc.
Needham & Company, LLC

Total:

II-1

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus issued [date]

2.	[identify any free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act that are meant to be treated as part of the Time of Sale Prospectus]

3.	[free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet]

4.	The initial public offering price per share for the Shares is $[ ].

5.	The number of Firm Shares is [ ].

6.	The number of Additional Shares is [ ].

7.	The settlement date is [ ], 2018.

III-1

SCHEDULE III

Written Testing-the-Waters Communications

IV-1

EXHIBIT A

FORM OF LOCK-UP LETTER

                    , 201[7][8]

Morgan Stanley & Co. LLC

c/o Morgan Stanley & Co. LLC

  1585 Broadway

  New York, NY 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Pluralsight, Inc., a Delaware corporation (the “Company”), which has been or will be formed to hold a portion of the units of Pluralsight Holdings, LLC (“Pluralsight LLC”), providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley (the “Underwriters”), of shares (the “Shares”) of the Class A common stock of the Company (the “Class A Common Stock”). The undersigned further understands that, prior to the consummation of the Public Offering, the Company will be authorized to issue, in addition to the Class A Common Stock, shares of its Class B Common Stock (the “Class B Common Stock”) and Class C Common Stock (the “Class C Common Stock,” and collectively with the Class A Common Stock and Class B Common Stock, the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or units of Pluralsight LLC beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or units of Pluralsight LLC (such shares of Common Stock, units of Pluralsight LLC or such other securities collectively, the “Securities,” and any such Securities beneficially owned by the undersigned, the “Undersigned’s Securities”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Securities, in cash or otherwise.

1

The restrictions described in the foregoing sentence shall not apply to:

(a) transactions relating to Shares acquired from the Underwriters in the Public Offering or in open market transactions after the completion of the Public Offering; provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Restricted Period;

(b) the transfer of the Undersigned’s Securities (i) to the spouse, domestic partner, parent, child or grandchild of the undersigned or any other person with whom the undersigned has a relationship by blood, marriage or adoption not more remote than first cousin (each, an “immediate family member”) or to a trust or other entity formed for estate planning purposes for the direct or indirect benefit of the undersigned or an immediate family member, (ii) by bona fide gift, will or intestacy, (iii) if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust[, or (iv) beginning 30 days after the date of the Prospectus, by gift to or for the benefit of the Pluralsight One Fund by the undersigned, so long as the aggregate amount of such gift taken together with all such other gifts by the undersigned, [Aaron Skonnard] [Frederick Onion] and each of their respective affiliates does not exceed 1% of the total fully diluted capitalization of the Company, provided, that the aggregate amount of such gift taken together with all such other gifts by the undersigned, [Aaron Skonnard] [Frederick Onion] and each of their respective affiliates that exceeds an aggregate value of $5 million as determined by the closing price of the Class A Common Stock on the respective date of each such gift, may only be gifted to or for the benefit of the Pluralsight One Fund, subject to and contingent upon the Pluralsight One Fund agreeing to be bound by the restrictions set forth herein (the “Permitted Donation”)]; provided that no filing under Section 16(a) of the Exchange Act or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock or other Securities shall be required or shall be voluntarily made during the Restricted Period (other than any required Form 5 filing[, including, but not limited to, any filing made in connection with a Permitted Donation)];

(c) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, the transfer of the Undersigned’s Securities (i) to another corporation, partnership, limited liability company, trust or other business entity that controls, is controlled by, manages or is managed by or is under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (ii) as part of a disposition, transfer or distribution by the undersigned to its stockholders, partners, members or other equity holders;

(d) the establishment or amendment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock; provided that (i) such plan does not provide for the transfer of shares of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment or amendment of such plan, such announcement or filing shall include a statement to the effect that no transfer of shares of Common Stock may be made under such plan during the Restricted Period;

(e) the transfer of the Undersigned’s Securities to the Company or Pluralsight LLC in connection with the vesting or settlement of restricted stock units or incentive units or the exercise of options or other rights to purchase shares of Common Stock, in each case on a “net” or “cashless” basis, including any transfer to the Company or Pluralsight LLC for the payment of tax withholdings or remittance payments due as a result of the vesting, settlement or exercise of such restricted stock units, incentive units, options or rights; provided that if the undersigned is

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required to file a report under Section 16(a) of the Exchange Act during the Restricted Period, the undersigned shall include a statement in any such report to the effect that such transfer is in connection with the vesting or settlement of restricted stock units or incentive units, or the “net” or “cashless” exercise of options or other rights to purchase shares of Common Stock, as applicable;

(f) the transfer of the Undersigned’s Securities to the Company or Pluralsight LLC pursuant to agreements under which the Company, Pluralsight LLC or any of their respective equity holders has the option to repurchase such Securities upon termination of service of the undersigned;

(g) the transfer of the Undersigned’s Securities pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Securities of the Company or Pluralsight LLC involving a “change of control” (as defined below) of the Company or Pluralsight LLC occurring after the consummation of the Public Offering, that has been approved by the board of directors of the Company or the board of managers of Pluralsight LLC, as the case may be; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Undersigned’s Securities shall remain subject to the terms of this letter;

(h) the exchange, redemption, or repurchase of any units of Pluralsight LLC (or securities convertible into or exercisable or exchangeable for units of Pluralsight LLC) and a corresponding number of shares of Class B Common Stock or Class C Common Stock, as applicable, into or for shares of Class A Common Stock (or securities convertible into or exercisable or exchangeable for Class A Common Stock), or at the Company’s option, for cash or Class A Common Stock, pursuant to either an exchange agreement between the Company and certain unit holders of Pluralsight LLC or the Pluralsight LLC amended and restated limited liability agreement, which agreement, as applicable, is described in the Prospectus (the “Transfer Agreement”); provided that (i) such shares of Class A Common Stock and other securities remain subject to the terms of this letter and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the exchange, redemption, or repurchase, as applicable, such announcement or filing shall include a statement to the effect that such exchange, redemption, or repurchase, as applicable, occurred pursuant to the Transfer Agreement and no transfer of the shares of Class A Common Stock or other securities received upon exchange may be made during the Restricted Period;

(i) the transfer, conversion, reclassification, redemption, or exchange of any securities pursuant to the reorganization transactions described in the Prospectus; provided that any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock received in the reorganization transactions remain subject to the terms of this letter; and

(j) the transfer of the Undersigned’s Securities that occurs pursuant to a domestic order or in connection with a divorce settlement;

provided, that (A) in the case of (b), (c) and (j) above, [other than in the case of a Permitted Donation of up to $5 million in the aggregate by the undersigned, [Aaron Skonnard] [Frederick Onion] and each of their respective affiliates,] it shall be a condition to the transfer or distribution that the donee, transferee or distributee, as the case may be, agrees in writing to be bound by the restrictions set forth herein, (B) in the case of (c), (f) and (j) above, no filing under Section 16(a)

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of the Exchange Act or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock or other Securities shall be voluntarily made during the Restricted Period, and (C) in the case of clause (f) and (j) above, if the undersigned is required to file a report under Section 16(a) of the Exchange Act during the Restricted Period, the undersigned shall include a statement in such report to the effect that such transfer is to the Company in connection with the repurchase of the Undersigned’s Securities or pursuant to a qualified domestic order or in connection with a divorce settlement, as the case may be.

For purposes of clause (g) above, “change of control” means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% of the total voting power of the voting stock of the Company or Pluralsight LLC.

In addition, the Undersigned agrees that, without the prior written consent of Morgan Stanley, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any of the Undersigned’s Securities, if such demand would require the Company during the Restricted Period to file, or make a public announcement of its intention to file, a registration statement. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Securities during the Restricted Period except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the offering.

If the undersigned is an officer or director of the Company, (i) Morgan Stanley agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, Morgan Stanley will notify the Company of the impending release or waiver, and (ii) the Company has agreed or will agree in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service (or other medium and method acceptable to the Financial Industry Regulatory Authority, Inc. (“FINRA”)) at least two business days before the effective date of the release or waiver. Any release or waiver granted by Morgan Stanley hereunder to any such officer or director shall only be effective two business days after the publication date of such public notification, if required by FINRA Rule 5131 (or any successor provision thereto). The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Company and the Underwriters are relying upon this letter in proceeding toward consummation of the Public Offering. The undersigned further understands that this letter is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter. This letter shall be governed by, and construed in accordance with, the laws of the state of New York. Notwithstanding anything to the contrary contained herein, this letter will automatically terminate and the undersigned will be released from all obligations hereunder upon the earliest to occur, if any, of (i) the date on

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which the Company advises Morgan Stanley in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (ii) the date of termination of the Underwriting Agreement, or (iii) June 30, 2018, in the event that the Underwriting Agreement has not been executed by such date; provided, however, that the Company may, by written notice to the undersigned prior to such date, extend such date for a period of up to three additional months. This letter shall not be amended without the prior written consent of the undersigned.

The undersigned hereby consents to receipt of this letter in electronic form and understands and agrees that this letter may be signed electronically. In the event that any signature is delivered by facsimile transmission, electronic mail, or otherwise by electronic transmission evidencing an intent to sign this letter, such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this letter by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

[Signature Page Follows]

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Very truly yours,

(Print Name of Security Holder)

(Signature)

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EXHIBIT B

FORM OF WAIVER OF LOCK-UP

                    , 20

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Pluralsight, Inc. (the “Company”) of [            ] shares of Class A common stock, $0.0001 par value (the “Class A Common Stock”), of the Company and the lock-up letter dated [                    ], 201[    ] (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [                    ], 2018, with respect to [            ] shares of Class A Common Stock (the “Shares”).

Morgan Stanley & Co. LLC hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective [                    ], 2018; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company and Pluralsight LLC of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours,

Morgan Stanley & Co. LLC

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Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

MORGAN STANLEY & CO. LLC

By:
Name:
Title:

cc: Pluralsight, Inc.

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EXHIBIT C

FORM OF PRESS RELEASE

Pluralsight, Inc.

[Date]

Pluralsight, Inc. (the “Company”) announced today that Morgan Stanley & Co. LLC, the lead book-running manager in the Company’s recent public sale of [            ] shares of Class A common stock is [waiving][releasing] a lock-up restriction with respect to [            ] shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on [                ], 2018, and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

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